

                            JOHN HANCOCK EQUITY TRUST
                              101 Huntington Avenue
                                Boston, MA 02199


John Hancock Signature Services, Inc.
1 John Hancock Way, Suite 1000
Boston, MA  02217-1000

         Re:  Master Transfer Agency and Service Agreement

Ladies and Gentlemen:

         Pursuant to Section 11.01 of the Amended and Restated Master Transfer
Agency and Service Agreement dated as of June 1, 1998 between John Hancock
Equity Trust (the "Trust") and John Hancock Signature Services, Inc. (the
"Transfer Agent"), please be advised that the Trust has established a new series of its shares, namely, John Hancock Growth Trends Fund (the "Fund"), and please be further advised that the Trust desires to retain the Transfer Agent to render transfer agency services under the Amended and Restated Master Transfer Agency and Service Agreement for the Fund in accordance with the fee schedule attached as Exhibit A.

         Please state below whether you are willing to render such services in accordance with the fee schedule attached as Exhibit A.

                                                          JOHN HANCOCK EQUITY TRUST
                                                          On behalf of John Hancock Growth Trends Fund


ATTEST:___________________________                        By:__________________________________
                Susan S. Newton, Secretary                         Maureen R. Ford, President

Dated:  August 28, 2000


         We are  willing to render  transfer  agency  services  to John  Hancock
Growth Trends Fund in accordance with the fee schedule attached hereto as Exhibit A.


                                                          JOHN HANCOCK SIGNATURE SERVICES, INC.


ATTEST:___________________________                        By:___________________________________
                                                               Charles J. McKenney, Jr., Vice President

Dated:  August 28, 2000